UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [_]

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K is being filed to reflect changes to the Company’s financial results for the periods ended December 31, 2017 that were included in a press release attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, previously filed on January 19, 2018.

Item 2.02 Results of Operations and Financial Condition.

On January 19, 2018, Guaranty Federal Bancshares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission and issued a press release, attached as Exhibit 99.1 to the Original Form 8-K, to report on the Company’s financial results for the quarter and year ended December 31, 2017. Subsequent to the filing, as a result of the Company’s review and analysis of certain variable rate interest-bearing liabilities and related cost of funding, the Company determined that there was a system processing miscalculation on four of those accounts causing the Company to record additional interest expense for 2017. Revised net income for the quarter and year ended were $418,467 ($.09 per diluted share) and $5,157,664 ($1.16 per diluted share), respectively, down from the $690,052 ($.15 per diluted share) and $5,429,249 ($1.22 per diluted share), respectively, that was previously reported for those periods. A corrected press release reflecting the change is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Corrected press release dated March 2, 2018 (furnished with respect to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By: /s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: March 2, 2018